                                                                     EXHIBIT 4.1


         THIS WARRANT AND ANY SHARES OF STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                JANUARY 16, 2001

                                     WARRANT
                   TO PURCHASE SHARES OF EQUITY SECURITIES OF
                         INTRAWARE, INC. (THE "COMPANY")

       This certifies that, for the consideration received, ___________________ ("HOLDER"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and prior to the date four year(s) from date hereof (the "EXPIRATION TIME"), but not thereafter, to acquire from the Company, in whole or in part, shares of Common Stock of the Company ("STOCK") in accordance with Section 1 below. Such number of shares of Stock and Exercise Price are subject to adjustment as provided herein, and all references to "Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

1.     NUMBER OF SHARES OF EQUITY SECURITIES AND EXERCISE PRICE PER SHARE:

       This Warrant is exerciseable for _________ shares of Stock at a purchase price per share of $1.99.



2.     EXERCISE OF WARRANT AND PAYMENT OF EXERCISE PRICE:


(a) EXERCISE OF WARRANT. The purchase rights represented by this Warrant are exercisable by Holder at or prior to the Expiration Time by the surrender of this Warrant and the notice of exercise form attached hereto as EXHIBIT A (the "NOTICE OF EXERCISE") duly executed in blue ink, completed and delivered to the principal offices of the Company, 25 Orinda Way, Orinda, CA 94563, Attn: Chief Financial Officer, with a copy to the General Counsel (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company). The post marked date (or other carrier, such as FedEx mark) appearing on the envelope containing Notice of Exercise shall be the "EXERCISE DATE." Promptly upon receipt of the Notice of Exercise by the Company and the payment of the purchase price in accordance with the terms set forth below, but in no event later than ten (10) business days thereafter, the Company shall issue to Holder a certificate for the number of shares of stock purchased, shall execute the acknowledgment of exercise in the form attached hereto as EXHIBIT B (the "ACKNOWLEDGMENT OF EXERCISE") and issue to the Holder a new Warrant in

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       substantially identical form and dated as of the Exercise Date for the purchase of that number of shares of Stock equal to the difference, if any, between the number of shares of Stock subject hereto and the number of shares of Stock as to which this Warrant is so exercised.

(b) PAYMENT OF EXERCISE PRICE. The Exercise Price may be paid at Holder's election either by:

              (1)    Wire transfer of immediately available funds;

              (2)    Cashier's check; or

              (3) Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash or check, the Holder may elect to receive shares of Stock equal to the value (as determined below) of this Warrant by surrender of this Warrant and delivery of the Notice of Exercise of Net Issuance Conversion in the form attached hereto as EXHIBIT C, duly executed, at the principal office of the Company (the "NET EXERCISE RIGHT"), in which event the Company shall issue to the Holder a number of shares of Stock computed using the following formula:

                   X = Y(A-B)
                       ------
                         A

                   Where X = the number of shares of Stock to be issued to the Holder,

                         Y = the number of shares of Stock  under this  Warrant
                   which are being exercised,

                         A = the fair market value of one share of the
                   Company's Stock (the "FAIR MARKET VALUE"), at the Exercise Date, and

                         B = the Exercise Price (as adjusted to the Exercise
                   Date).

              For purposes of the above calculation, the Fair Market Value of one share of Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Stock at the time of such exercise, the Fair Market Value shall mean the closing price of the last trade at the end of the trading day which is the Exercise Date (during normal trading hours, not after hours trading), or if such date is not a trading day, then the trading day immediately prior to the Exercise Date.

3.     ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP.

       The Company hereby represents and warrants that all shares of Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have

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been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of one share of Stock shall be paid in cash or check to the holder of this Warrant.

4.     CHARGES, TAXES AND EXPENSES.

       Holder shall be responsible for payment of (i) any charges related to issuance of certificates for shares of Stock upon the exercise of this Warrant for any issue or transfer tax or (ii) other incidental expenses in respect of the issuance of such certificate, including taxes and other expenses, and such certificates shall be issued in the name of the holder of this Warrant.

5.     NO RIGHTS AS A SHAREHOLDER.

       This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

6.     TRANSFERABILITY.

       This Warrant and all rights hereunder are not transferable by the Holder hereof without the prior written consent of the Company.

7.     SURRENDER FOR EXERCISE OF WARRANT.

       This Warrant may be surrendered for exercise in accordance with its terms, at the principal offices of the Company, or at such office or agency of the Company as the Company may designate upon notice to the Holder.

8.     LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT.

       On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance.

9.     SATURDAYS, SUNDAYS AND HOLIDAYS.

       If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

10.    ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES, EXERCISE PRICE.

       The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

       10.1 ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATIONS, AUTOMATIC CONVERSION, ETC. The number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Stock, so that the number and type of securities and/or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Stock subject hereto at the time of such event, had such shares of Stock then been outstanding.

       10.2 ADJUSTMENT FOR ORGANIC CHANGE. In case of any Organic Change (as defined in the Company's Certificate of Designations currently in effect), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Organic Change, shall receive, in lieu of the Stock issuable on such exercise prior to the date of such Organic Change, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Organic Change if such holder had exercised this Warrant immediately prior thereto. The provisions of this Section 10.2 shall apply to successive Organic Changes.

       10.3 CERTIFICATE AS TO DETERMINATION AND ADJUSTMENTS. Promptly after (but no more than ten (10) business days) (A) determination of the number of shares purchasable and price per share as contemplated by Section 1, or (B) any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

11.    Notices of Record Date, etc.

       In the event of:

       11.1 any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

       11.2 any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person,

       11.3 any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

       11.4 any proposed issue or grant by the Company to all holders of Common Stock or any right or warrant to subscribe for, purchase or otherwise acquire any shares of stock of any


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class or any other securities, then and in each such event the Company will mail to the Holder hereof a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, (iii) the amount and character of any stock or other securities, or rights or warrants with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made, and (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the holder hereof at least ten (10) days prior to the date therein specified. The Company's address for notices is 25 Orinda Way, Orinda, California 94563, Attn: Chief Financial Officer.

12.    Cooperation

       The Company will not, by amendment of its bylaws or certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment.

13.    Governing Law

       This Warrant shall be governed by and construed in accordance with the laws of California applicable to contracts made and to be performed wholly within California.



       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated:  January 16, 2001                INTRAWARE, INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------



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                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:    Intraware, Inc.

       (1) The undersigned hereby elects to purchase __________ shares of _________ Stock of Intraware, Inc. issuable pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in the amount of $___________________.

       (2) Please issue a certificate representing said shares in the name of the Holder set forth below and send it to the address set forth below:


                                  ----------------------------------
                                  (Print Name)

                                  ----------------------------------

                                  ----------------------------------

                                  ----------------------------------
                                  (Address)

       (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.


-------------------------------
(Date)

-------------------------------
(Authorized Signature)

-------------------------------
(Printed Name)

-------------------------------
(if applicable, Title)



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                                    EXHIBIT B

                           ACKNOWLEDGMENT OF EXERCISE

       The undersigned, Intraware, Inc., hereby acknowledge receipt of the "Notice of Exercise" from __________________________, to purchase
_____________________ shares of the Common Stock of Intraware, Inc., pursuant to the terms of the Warrant and the method of payment indicated on the Notice of Exercise received on _____________________.


Date:                                       INTRAWARE, INC.
     ---------------------------            a Delaware corporation


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                    EXHIBIT C

              NOTICE OF EXERCISE OF NET ISSUANCE CONVERSION RIGHTS

To:    Intraware, Inc.

       (1) The undersigned hereby elects to exercis ________________________ shares (the "Y" in Section 1(b)(3)) pursuant to Section 1(b)(3) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

       (2) Please issue a certificate representing said shares in the name of the Holder set forth below and send it to the address set forth below:

                                  ----------------------------------
                                  (Print Name)

                                  ----------------------------------

                                  ----------------------------------

                                  ----------------------------------
                                  (Address)

       (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.


-------------------------------
(Date)

-------------------------------
(Authorized Signature)

-------------------------------
(Printed Name)

-------------------------------
(if applicable, Title)



                                      -3-